     COMMON STOCK                                               COMMON STOCK
       NUMBER                                                     SHARES
INCORPORATED UNDER THE LAWS      [P.F. CHANG'S LOGO]          SEE REVERSE FOR
 OF THE STATE OF DELAWARE                                   CERTAIN DEFINITIONS
                                                                   CUSIP


THIS CERTIFIES THAT


IS THE RECORD HOLDER OF

 FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, $.001 PAR VALUE, OF
                        P.F. CHANG'S CHINA BISTRO, INC.

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

/s/ Robert Vivian             [P.F. CHANG'S            /s/ illegible signature
CHIEF FINANCIAL OFFICER         CORPORATE              CHIEF EXECUTIVE OFFICER
AND SECRETARY                      SEAL]               AND PRESIDENT


                                               COUNTERSIGNED AND REGISTERED:
                                                  FIRST CHICAGO TRUST COMPANY
                                                             OF NEW YORK
                                                   TRANSFER AGENT AND REGISTRAR,

                                               BY   /S/ ILLEGIBLE SIGNATURE
                                                            AUTHORIZED SIGNATURE